EXHIBIT 23.1
Consent of PricewaterhouseCoopers LLP, Chartered Professional Accountants

Consent of Independent Auditor

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2016 of Canadian Natural Resources Limited of our report dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (File No. 333-207578) of Canadian Natural Resources Limited of our report dated March 15, 2017 referred to above. We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form included in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Professional Accountants
Calgary, Alberta
March 23, 2017